UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2013
 (Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure
Item 7.01     Regulation FD Disclosure

Investor Presentations

American Public Education, Inc. is expected to present at the 15th Annual Credit Suisse Global Services Conference at 1:30 p.m. Mountain time on March 11, 2013.  Slides used for that and other investor presentations are attached to this report as Exhibit 99.1 and are incorporated in this report by reference.

Comments of American Public Education on Recent Military Tuition Assistance Developments

American Public Education, Inc. today commented on the recent disclosures by the U.S. Army and U.S. Marine Corps indicating changes to U.S. Department of Defense (DoD) voluntary education Tuition Assistance (TA) programs.

The Company understands that the U.S. Army and U.S. Marine Corps are suspending new TA enrollments until the current “fiscal situation matures.''   The company believes Marines and Soldiers will be allowed to complete current course enrollments using TA, but will not be allowed to submit new requests for TA.

However, the Department of Defense (DoD) Comptroller recently issued guidance indicating that the services should consider significant reductions in funding new TA applicants, effective immediately and for the duration of the current fiscal situation.  The Company believes that other branches are considering changes to tuition assistance.

American Public Education is unable to estimate the potential impact of a suspension or reduction of the tuition assistance benefit, how long the suspensions will remain in place, whether they will become permanent, or whether other services will take similar actions.  The company believes that most service members have access to alternatives when considering how to finance their tuition, including through Veteran GI Bill Education programs, or through Federal Student Aid programs.  However, the Company does not know whether service members will find these alternatives attractive. And, the Company does not know whether the current fiscal situation will impact the availability or timeliness of access to these alternative sources of funding, such as due to delays at the Department of Veterans Affairs in the event of an increase in participation or because of potential staffing cuts.

The following table sets forth the approximate percentage of the Company’s full year 2012 revenues from tuition assistance programs by branch of service:

Air Force		15%
Army		14%
Marine		4%
Navy		3%
Coast Guard		2%
	Total:	37%

As an institution of higher learning committed to serving the military community, American Public University System stands ready to help its service members understand these changes and obtain the affordable education that they have so rightly earned through their hard work and service to our country.

American Public Education Announces Increase to Share Repurchase Programs

American Public Education, Inc. today announced that its Board of Directors increased the authorization under its existing share repurchase program by $15 million worth of shares of the Company's common stock. This amount is in addition to the existing authorization, which as of December 31, 2012, permitted the repurchase of up to $8.0 million dollars of shares.

Subject to market conditions, applicable legal requirements and other factors, the repurchases may be made in open market transactions or privately negotiated transactions. The authorization does not obligate the Company to acquire any shares, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

This repurchase program is in addition to the previously existing program to repurchase an amount of shares equivalent to those issued under equity compensation programs during 2013.

The total number of shares of American Public Education common stock outstanding as of February 25, 2013, was 17,802,678.

Forward Looking Statements

Statements made in this report regarding American Public Education, Inc., or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc. and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will" and "would". These forward-looking statements include, without limitation, statements regarding TA programs, the availability of alternative sources of funding and activity under share repurchase programs. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 9 – Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	99.1	American Public Education, Inc. slides for March 11, 2013 conference presentation at the 15th Annual Credit Suisse Global Services Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	March 11, 2013	By:	/s/ Harry T. Wilkins
Harry T. Wilkins, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

99.1	American Public Education, Inc. slides for March 11, 2013 conference presentation at the 15th Annual Credit Suisse Global Services Conference.